EXHIBIT 6(g)


                           FORM OF ARTICLES OF MERGER

                                                                    EXHIBIT 6(g)


                               ARTICLES OF MERGER

                                       OF

                        IL ANNUITY AND INSURANCE COMPANY,

                           a Kansas Insurance Company,

                          (the "Nonsurviving Company")

                                  WITH AND INTO

                      INDIANAPOLIS LIFE INSURANCE COMPANY,

                          an Indiana Insurance Company

                            (the "Surviving Company")


               In accordance with the requirements of the Indiana and Kansas insurance laws, the undersigned insurance companies, desiring to effect a merger (the "Merger"), hereby adopt these Articles of Merger and certify that:

                                    ARTICLE I
                                Surviving Company
                                -----------------

               The name of the insurance company surviving the Merger is Indianapolis Life Insurance Company (the "Surviving Company"). The Surviving Company is an Indiana-domiciled insurance company existing under the Indiana insurance law.

                                   ARTICLE II
                              Nonsurviving Company
                              --------------------

               The name of the insurance company merging with and into the Surviving Company is IL Annuity and Insurance Company (the "Nonsurviving Company"), a Kansas-domiciled insurance company existing under the Kansas insurance law.


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                                   ARTICLE III
                               Agreement of Merger
                               -------------------

               The Agreement of Merger providing for the Merger of the Nonsurviving Company with and into the Surviving Company and containing the information required by Indiana Code 27-1-9-3 and by K.S.A. 40-309 is attached hereto as Exhibit A and made a part hereof.

                                   ARTICLE IV
                                 Effective Time
                                 --------------

               The Merger shall become effective at 12:01 A.M. Central Daylight Time on July 1, 2003, or such later time and date as may be provided by law.

                                    ARTICLE V
                Manner of Adoption and Vote of Surviving Company
                ------------------------------------------------

               The manner of adoption of the Agreement of Merger and the vote by which it was adopted by the Surviving Company were as follows:
               1. Action by Directors. The Board of Directors of the Surviving Company, acting by unanimous written consent dated ___________, 2003, adopted resolutions approving the Agreement of Merger and authorizing the execution of the Agreement of Merger by the officers of the Surviving Company for and on its behalf.
               2. No Action by Shareholder Required. Pursuant to Indiana Code 27-1-9-3(b) and (i), no shareholder approval of the Agreement of Merger is required. Kansas Statutes Annotated, Section 40-309 does not require shareholder approval of a non-domiciliary party to a merger. Thus, approval of the sole shareholder of the Surviving Company was not sought.


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               3. No Subsequent Action by Directors Required. Pursuant to
Indiana Code 27-1-9-3(e) and (i), reapproval of the Agreement of Merger by the Board of Directors of the Surviving Company is not required, and, thus, no such reapproval was sought.
               4. Compliance with Legal Requirements. The manner of the adoption of the Agreement of Merger and the vote by which it was adopted constitute full legal compliance with the provisions of the Indiana and Kansas insurance laws and the Articles of Incorporation and By-Laws of the Surviving Company.

                                   ARTICLE VI
               Manner of Adoption and Vote of Nonsurviving Company
               ---------------------------------------------------

               The manner of adoption of the Agreement of Merger and the vote by which it was adopted by the Nonsurviving Company were as follows:

               1. Action by Directors. The Board of Directors of the Nonsurviving Company, acting by unanimous written consent dated ___________, 2003, adopted resolutions (i) approving the Agreement of Merger, (ii) directing that it be submitted to a vote of the sole shareholder of the Nonsurviving Company entitled to vote in respect thereof, and (iii) if approved by such sole shareholder, authorizing the execution of the Agreement of Merger by the officers of the Nonsurviving Company for and on its behalf.
               2. Action by Shareholder. By unanimous written consent dated ____________, 2003, the sole shareholder of the Nonsurviving Company, holding 100% of its issued and outstanding shares of capital stock, duly approved the Agreement of Merger.
               3. No Subsequent Action by Directors Required. Pursuant to Indiana Code 27-1-9-3(e) and (i), reapproval of the Agreement of Merger by the Board of Directors of the Nonsurviving Company is not required, and, thus, no such reapproval was sought.


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               4. Compliance with Legal Requirements. The manner of the adoption of the Agreement of Merger and the vote by which it was adopted constitute full legal compliance with the provisions of the Indiana and Kansas insurance laws and the Articles of Incorporation and By-Laws of the Nonsurviving Company.
               IN WITNESS WHEREOF, the Surviving Company and the Nonsurviving Company have caused these Articles of Merger to be signed by their respective duly authorized officers this ____ day of ____________, 2003.


                                   INDIANAPOLIS LIFE INSURANCE COMPANY
                                     (Surviving Company)

                                   By:   ________________________________
                                         Gary R. McPhail, President and Chief
                                         Executive Officer

                                   By:   ________________________________
                                         Lisa Foxworthy-Parker, Secretary


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                                 ACKNOWLEDGMENT

STATE OF INDIANA      )
                      ) SS:
COUNTY OF ___________ )

               I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Indiana, hereby certify that Gary R. McPhail and Lisa Foxworthy-Parker, the President and Chief Executive Officer and Secretary, respectively, of Indianapolis Life Insurance Company, personally appeared before me, acknowledged execution of the foregoing Articles of Merger for and on behalf of Indianapolis Life Insurance Company and swore or attested to the truth of the facts therein stated.

               WITNESS my hand and Notarial Seal this _____ day of ____________, 2003.


                                                     ---------------------------
                                  Notary Public

                                                     ---------------------------
                                  Printed Name

My County of Residence:                     , Indiana
                       ---------------------

My Commission Expires:
                       ------------------------------


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                                        IL ANNUITY AND INSURANCE COMPANY
                                           (Nonsurviving Company)

                                        By:   ________________________________
                                              Mark V. Heitz, President and Chief
                                               Executive Officer

                                        By:   ________________________________
                                              Michael H. Miller, Secretary






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                                 ACKNOWLEDGMENT

STATE OF KANSAS       )
                      ) SS:
COUNTY OF ___________ )

               I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Kansas, hereby certify that Mark V. Heitz and Michael H. Miller, the President and Chief Executive Officer and Secretary, respectively, of IL Annuity and Insurance Company, personally appeared before me, acknowledged execution of the foregoing Articles of Merger for and on behalf of IL Annuity and Insurance Company and swore or attested to the truth of the facts therein stated.

               WITNESS my hand and Notarial Seal this _____ day of ____________, 2003.


                                                     ---------------------------
                                  Notary Public

                                                     ---------------------------
                                  Printed Name


My County of Residence:                     , Kansas
                        --------------------

My Commission Expires:
                       ------------------------------










This instrument was prepared by Richard T. Freije, Jr. , Attorney at Law, Baker & Daniels, 300 North Meridian Street, Suite 2700, Indianapolis, Indiana 46204

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